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                                  Nortek, Inc.
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

The following press release was issued by Nortek, Inc. on June 21, 2002.

                NORTEK, INC. ANNOUNCES DEFINITIVE AGREEMENT TO BE
           ACQUIRED BY AN AFFILIATE OF KELSO & COMPANY AND MANAGEMENT

PROVIDENCE, RI, June 21, 2002 - Nortek, Inc. (NYSE: NTK), a leading international designer, manufacturer and marketer of building products, announced that it had accepted a revised acquisition proposal from Kelso & Company, L.P., a private equity firm based in New York City, and had signed a definitive agreement providing for the acquisition of Nortek by an affiliate of Kelso in partnership with certain members of Nortek management including Richard
L. Bready, the Chairman and Chief Executive Officer of Nortek.

The transaction is valued at approximately $1.6 billion (including the assumption or refinancing of outstanding indebtedness). Nortek will continue to operate under its current name and operating structure.

Pursuant to the agreement, each publicly owned outstanding share, with the exception of some shares owned by certain members of management, will be acquired for $46 per share in cash. Nortek currently has approximately 11 million shares of common and special common stock outstanding, excluding options.

Nortek's Board of Directors, based on the recommendation of a Special Committee of disinterested directors, has approved the transaction. Morgan Stanley & Co. Incorporated served as financial advisor to the Special Committee and delivered its opinion that the $46 per share consideration to be received by Nortek's public shareholders in the transaction is fair, from a financial point of view.

The acquisition is expected to be completed during the third quarter of 2002 and is subject to approval by the Company's stockholders, the availability of certain financing, the expiration of the applicable waiting period under the Hart-Scott Rodino Act and other customary conditions. A special meeting of Nortek's stockholders will be scheduled as soon as practical following approval of proxy materials by the Securities and Exchange Commission. Commitment letters have been obtained with respect to all necessary financing in connection with the transaction.

In connection with the solicitation of proxies with respect to the special meeting of stockholders of Nortek concerning the proposed transaction, Nortek will file with the Securities and Exchange Commission (the "SEC"), and will furnish to security holders of Nortek, a proxy statement, which security holders are advised to read as it will contain important information. Security holders will be able to obtain a free-of-charge copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Such proxy statement and other documents will also, when available, be provided to security holders by directing a request by mail or telephone to Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903
Attention: Investor Relations, 401-751-1600. Nortek, and certain of its directors, executive officers and other members of management and employees may be soliciting proxies from Nortek stockholders in favor of the transactions. Information regarding the persons who may, under the rules of the SEC, be considered "participants" in the solicitation of proxies in connection with the proposed transactions will be set forth in the proxy statement when it is filed with the SEC. Information regarding the participants is also available on the
Schedule 14A filed by Nortek on April 2, 2002 with the SEC.

Nortek* is a leading international manufacturer and distributor of high-quality, competitively priced building, remodeling and indoor environmental control products for the residential and commercial markets. The Company offers a broad array of products for improving the environments where people live and work. Its products include range hoods and other spot ventilation products; heating and air conditioning systems; vinyl products, including windows and doors, siding, decking, fencing and accessories; indoor air quality systems; and specialty electronic products.

*As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the Company's reports and filings with the Securities and Exchange Commission.